UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2022

ALLISON TRANSMISSION HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35456	26-0414014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Allison Way, Indianapolis, Indiana	46222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (317) 242-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	ALSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

On August 8, 2022, the Board of Directors (“Board”) of Allison Transmission Holdings, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee, appointed Philip J. Christman, Sasha Ostojic, Gustave F. Perna and Krishna Shivram to serve as members of the Company’s Board, effective immediately, with terms to expire at the Company’s 2023 annual meeting of stockholders (“2023 Annual Meeting”). The appointment of Messrs. Christman, Ostojic, Perna and Shivram increases the size of the Board to fourteen members. In addition, the Board has appointed Mr. Christman to serve on the Audit and Compensation Committees of the Board, Mr. Ostojic to serve on the Finance Committee of the Board, General Perna to serve on the Audit Committee of the Board and Mr. Shivram to serve on the Audit and Finance Committees of the Board.

As non-management directors, Messrs. Christman, Ostojic, Perna and Shivram will receive compensation in accordance with the Company’s Sixth Amended and Restated Non-Employee Director Compensation Policy (“Policy”). (See the Policy filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 with the Securities and Exchange Commission (“SEC”) on August 4, 2022.) In addition, it is expected that each of Messrs. Christman, Ostojic, Perna and Shivram will execute the Company’s standard form of director indemnification agreement. (See the Form of Director Indemnification Agreement filed as Exhibit 10.9 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed with the SEC on May 16, 2011.) There was no arrangement or understanding pursuant to which any of Messrs. Christman, Ostojic, Perna and Shivram was elected as a director, and there are no related party transactions between the Company and Messrs. Christman, Ostojic, Perna and Shivram.

Retirement of Lead Independent Director; Appointment of New Lead Independent Director

On August 5, 2022, Thomas R. Rabaut, who currently serves as Lead Independent Director of the Board and chair of the Nominating and Corporate Governance Committee of the Board, notified the Board of his decision not to stand for re-election at the 2023 Annual Meeting. Mr. Rabaut’s decision not to stand for re-election was not as a result of any disagreement with the Company. Mr. Rabaut will continue to serve as Lead Independent Director and as chair of the Nominating and Corporate Governance Committee of the Board until his current term expires at the 2023 Annual Meeting. The independent directors of the Board selected Richard L. Lavin to succeed Mr. Rabaut as Lead Independent Director of the Board effective immediately following the 2023 Annual Meeting.

Retirement of Two Additional Directors

On August 5, 2022, Alvaro Garcia-Tunon, who currently serves as chair of the Audit Committee of the Board and as a member of the Finance Committee of the Board, and Richard V. Reynolds, who currently serves as a member of the Audit and Compensation Committees of the Board, each notified the Board of their decision not to stand for re-election at the Company’s 2023 Annual Meeting. Messrs. Garcia-Tunon’s and Reynolds’ decisions not to stand for re-election were not as a result of any disagreement with the Company. Messrs. Garcia-Tunon and Reynolds will continue to serve in their committee assignments until their current terms expire at the 2023 Annual Meeting.

Effective immediately following the 2023 Annual Meeting and concurrently with the retirement of Messrs. Garcia-Tunon, Rabaut and Reynolds and Stan A. Askren, who the Company previously reported had provided notice on July 20, 2022 to the Company of his intent not to stand for re-election at the 2023 Annual Meeting, from the Board, the size of the Board will decrease to ten members.

A copy of the Company’s press release announcing these changes is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by Allison Transmission Holdings, Inc., dated August 9, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allison Transmission Holdings, Inc.

Date: August 9, 2022

	By:	/s/ Eric C. Scroggins
	Name:	Eric C. Scroggins
	Title:	Vice President, General Counsel